Exhibit 99.1

TPG Specialty Lending, Inc. Announces Quarter and Fiscal Year Ended December 31, 2017 Financial Results; Board Declares Quarterly Base Dividend of $0.39 Per Share for the First Fiscal Quarter of 2018 and a Quarterly Variable Supplemental Dividend of $0.03 Per Share

NEW YORK—(BUSINESS WIRE)—February 21, 2018— TPG Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $26.9 million, or $0.45 per share, for the quarter ended December 31, 2017. Net asset value per share was $16.09 at December 31, 2017 as compared to $16.09 at September 30, 2017. The Company’s Board of Directors previously declared a third quarter variable supplemental dividend of $0.06 per share and a fourth quarter base dividend of $0.39 per share, payable to stockholders of record as of November 30, 2017 and December 15, 2017, respectively, that was paid on December 29, 2017 and January 12, 2018, respectively.

The Company announced that its Board of Directors has declared a first quarter 2018 base dividend of $0.39 per share for stockholders of record as of March 15, 2018, payable on April 13, 2018. The Company’s Board of Directors also declared a fourth quarter variable supplemental dividend of $0.03 per share for stockholders of record as of February 28, 2018, payable on March 30, 2018.

The Company’s Board of Directors also approved an extension of its stock repurchase plan (“Company 10b5-1 Plan”) to acquire up to $50 million in the aggregate of TSLX’s common stock at prices just below TSLX’s net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. Unless extended or terminated by its Board of Directors, the Company expects that the stock repurchase plan will be in effect through the earlier of August 31, 2018, or such time as the approved $50 million repurchase amount has been fully utilized, subject to certain conditions. Under the Company 10b5-1 Plan, no shares were repurchased during the fiscal year ended December 31, 2017.

In February 2018, the Company entered into an amendment to the Revolving Credit Facility. Under the terms of the amendment, aggregate commitments under the facility were increased to $990 million. With respect to $895 million in commitments, amounts drawn under the facility bear interest at a rate of LIBOR plus a margin of either 1.75% or 1.875% and the stated maturity date has been extended to February 2023. Under the terms of the Revolving Credit Facility, the Company may at any time determine to cancel the commitments that were not extended.

FINANCIAL HIGHLIGHTS:

(amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	December 31, 2017	September 30, 2017	December 31, 2016

Investments at Fair Value	$1,693.7	$1,550.3	$1,657.4
Total Assets	$1,720.2	$1,581.1	$1,675.5
Net Asset Value Per Share	$16.09	$16.09	$15.95
Variable Supplemental Dividend Per Share	$0.03	$0.06	$0.00
Pro Forma Net Asset Value Per Share (1)	$16.06	$16.03	$15.95

Investment Income	$48.8	$52.3	$49.7
Net Investment Income	$26.9	$30.9	$28.1
Net Income	$26.7	$24.8	$32.7

Net Investment Income Per Share	$0.45	$0.51	$0.47
Net Realized and Unrealized Gains (and Losses) Per Share	($0.01)	($0.10)	$0.08
Net Income Per Share	$0.44	$0.41	$0.55

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	10.7%	10.7%	10.4%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	10.8%	10.8%	10.4%

Percentage of Debt Investment Commitments at Floating Rates (2)	100.0%	100.0%	98.4%

(1) (2)

Pro Forma Net Asset Value Per Share gives effect to the supplemental dividend declared related to earnings in the applicable period.

Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate.

Conference Call and Webcast

Conference Call Information:

The conference call will be broadcast live at 8:30 a.m. Eastern Time on February 22, 2018. Please visit TSLX’s webcast link located on the Events & Presentation page of the Investor Resources section of TSLX’s website http://www.tpgspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508

International: +1 (253) 237-1122

Conference ID: 2777197

All callers will need to enter the Conference ID followed by the # sign and reference “TPG Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on February 22 through February 28 via a webcast link located on the Investor Resources section of TSLX’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 2777197

Portfolio and Investment Activity

For the three months ended December 31, 2017, gross originations totaled $1,066.7 million. This compares to $501.2 million for the three months ended September 30, 2017 and $79.2 million for the three months ended December 31, 2016.  For the twelve months ended December 31, 2017, gross originations totaled $2,251.5 million. This compares to gross originations of $761.5 million for the year ended December 31, 2016.

For the three months ended December 31, 2017, the Company made new investment commitments of $296.7 million in five new portfolio companies and two existing portfolio companies. For this period, the Company had $136.4 million aggregate principal amount in exits and repayments.

For the three months ended December 31, 2016, the Company made new investment commitments of $54.3 million in one new portfolio company and two existing portfolio companies. For this period, the Company had $56.8 million aggregate principal amount in exits and repayments.

For the year ended December 31, 2017, the Company made new investment commitments of $1,072.6 million in 22 new portfolio companies and 12 existing portfolio companies. For this period, the Company had $951.5 million aggregate principal amount in exits and repayments.

For the year ended December 31, 2016, the Company made new investment commitments of $562.7 million in 14 new portfolio companies and 9 existing portfolio companies. For this period, the Company had $416.5 million aggregate principal amount in exits and repayments.

As of December 31, 2017 and September 30, 2017, the Company had investments in 45 and 44 portfolio companies, respectively, with an aggregate fair value of $1,693.7 million and $1,550.3 million, respectively.

As of December 31, 2017, the portfolio based on fair value consisted of 93.4% first-lien debt investments, 3.6% second-lien debt investments, and 3.0% equity and other investments. As of September 30, 2017, the portfolio based on fair value consisted of 93.2% first-lien debt investments, 4.0% second-lien debt investments, and 2.8% equity and other investments.

As of December 31, 2017, 100.0% of debt investments based on fair value in the portfolio bore interest at floating rates (when including investment specific hedges), with 93.3% of these subject to interest rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Convertible Senior Notes and 2023 Notes (issued in January 2018), which bear interest at fixed rates, the Company entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of December 31, 2017 and September 30, 2017, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 10.7% and 10.7%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 10.8% and 10.8%, respectively.

As of December 31, 2017, 100% of the portfolio at fair value was meeting all payment and covenant requirements.

Results of Operations for the Three Months Ended December 31, 2017 compared to the Three Months Ended December 31, 2016

Investment Income

For the three months ended December 31, 2017 and 2016, investment income totaled $48.8 million and $49.7 million, respectively. The decrease in investment income was primarily driven by lower syndication and amendment fees, partially offset by higher accelerated amortization of upfront fees and prepayment fees from unscheduled paydowns.

Expenses

Net expenses totaled $21.4 million and $21.0 million for the three months ended December 31, 2017 and 2016, respectively. This increase was primarily due to an increase in the average 1-month LIBOR rate, partially offset by a decrease in professional fees and other general and administrative expenses.

Liquidity and Capital Resources

As of December 31, 2017, the Company had $6.7 million in cash and cash equivalents, total principal value of debt outstanding of $716.8 million, and $488.2 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 3.4% and 2.8% for the three months ended December 31, 2017 and December 31, 2016, respectively.

The Company is rated BBB- with stable outlook by both Fitch Ratings and Standard and Poor’s.

Financial Statements and Tables

TPG Specialty Lending, Inc.

Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2017	2016
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $1,523,844 and $1,567,673, respectively)	$1,557,803	$1,591,544
Controlled, affiliated investments (amortized cost of $162,406 and $100,014, respectively)	135,920	65,859
Total investments at fair value (amortized cost of $1,686,250 and $1,667,687, respectively)	1,693,723	1,657,403
Cash and cash equivalents (restricted cash of $3,150 and $1,088, respectively)	6,665	5,954
Interest receivable	6,762	9,678
Receivable for interest rate swaps	—	69
Prepaid expenses and other assets	13,088	2,428
Total Assets	$1,720,238	$1,675,532
Liabilities
Debt (net of deferred financing costs of $11,770 and $11,019, respectively)	$703,428	$680,709
Management fees payable to affiliate	6,219	6,269
Incentive fees payable to affiliate	5,628	5,889
Dividends payable	23,488	23,289
Other payables to affiliate	1,901	1,555
Other liabilities	10,290	5,609
Total Liabilities	750,954	723,320
Commitments and contingencies
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 60,336,281 and 59,805,285 shares issued, respectively; and 60,247,201 and 59,716,205 shares outstanding, respectively	603	598
Additional paid-in capital	906,521	898,868
Treasury stock at cost; 89,080 and 89,080 shares held, respectively	(1,359)	(1,359)
Undistributed net investment income	61,790	50,142
Net unrealized gains	6,718	1,422
Undistributed net realized gains (losses)	(4,989)	2,541
Total Net Assets	969,284	952,212
Total Liabilities and Net Assets	$1,720,238	$1,675,532
Net Asset Value Per Share	$16.09	$15.95

TPG Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

	Year Ended	Year Ended	Year Ended
	December 31, 2017	December 31, 2016	December 31, 2015
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$191,288	$167,819	$157,964
Dividend income	345	1,727	948
Other income	9,617	12,685	7,625
Total investment income from non-controlled, non-affiliated investments	201,250	182,231	166,537
Investment income from controlled, affiliated investments:
Interest from investments	9,443	9,975	6,638
Other income	204	204	240
Total investment income from controlled, affiliated investments	9,647	10,179	6,878
Total Investment Income	210,897	192,410	173,415
Expenses
Interest	27,441	23,108	22,010
Management fees	24,287	24,253	21,276
Incentive fees	25,497	22,703	20,180
Professional fees	5,431	8,446	8,166
Directors’ fees	405	390	381
Other general and administrative	4,827	4,382	4,830
Total expenses	87,888	83,282	76,843
Management and incentive fees waived	(85)	(430)	(226)
Net Expenses	87,803	82,852	76,617
Net Investment Income Before Income Taxes	123,094	109,558	96,798
Income taxes, including excise taxes	2,835	2,225	1,500
Net Investment Income	120,259	107,333	95,298
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	10,090	44,676	(17,008)
Controlled, affiliated investments	7,668	(10,994)	(17,217)
Translation of other assets and liabilities in foreign currencies	(11,432)	(3,547)	6,275
Interest rate swaps	(1,031)	(333)	(618)
Total net change in unrealized gains (losses)	5,295	29,802	(28,568)
Realized gains (losses):
Non-controlled, non-affiliated investments	7,481	(772)	(5,042)
Controlled, affiliated investments	(21,776)	—	—
Interest rate swaps	—	—	1,851
Foreign currency transactions	350	644	29
Total realized losses	(13,945)	(128)	(3,162)
Total Unrealized and Realized Gains (Losses)	(8,650)	29,674	(31,730)
Increase in Net Assets Resulting from Operations	$111,609	$137,007	$63,568
Earnings per common share—basic and diluted	$1.86	$2.34	$1.18
Weighted average shares of common stock outstanding—basic and diluted	59,995,387	58,591,380	54,006,322

The Company’s investment activity for the years ended December 31, 2017, 2016, and 2015 is presented below (information presented herein is at par value unless otherwise indicated).

	For the Year Ended December 31,
($ in millions)	2017	2016	2015
New investment commitments:
Gross originations	$2,251.5	$761.5	$964.2
Less: Syndications/sell downs	1,178.9	198.8	245.5
Total new investment commitments	$1,072.6	$562.7	$718.7
Principal amount of investments funded:
First-lien	$958.9	$518.0	$581.3
Second-lien	—	—	40.6
Mezzanine and unsecured	—	2.1	23.3
Equity and other	30.4	—	18.8
Total	$989.3	$520.1	$664.0
Principal amount of investments sold or repaid:
First-lien	$906.0	$316.2	$353.3
Second-lien	15.7	72.1	27.0
Mezzanine and unsecured	11.5	23.7	4.9
Equity and other	18.3	4.5	—
Total	$951.5	$416.5	$385.2
Number of new investment commitments in new portfolio companies	22	14	20
Average new investment commitment amount in new portfolio companies	$39.2	$35.2	$31.6
Weighted average term for new investment commitments in new portfolio companies (in years)	4.8	4.3	5.0
Percentage of new debt investment commitments at floating rates (1)	100.0%	99.6%	95.2%
Percentage of new debt investment commitments at fixed rates	—	0.4%	4.8%
Weighted average interest rate of new investment commitments	9.5%	9.1%	8.9%
Weighted average spread over LIBOR of new floating rate investment commitments	8.3%	8.3%	8.3%
Weighted average interest rate on investments sold or paid down	9.5%	8.6%	10.0%

(1)	Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate.

About TPG Specialty Lending, Inc.

TSLX is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine and unsecured loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Sixth Street Partners, the dedicated special situations and credit platform of TPG, with approximately $20 billion of assets under management as of September 30, 2017 and the broader TPG platform, a global private investment firm with over $79 billion of assets under management as of September 30, 2017. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements. TSLX undertakes no duty to update any forward-looking statements made herein.

Source: TPG Specialty Lending, Inc.

Investors:

Lucy Lu

212-601-4753

IRTSL@tpg.com

Media:

Luke Barrett, 212-601-4752

lbarrett@tpg.com

Press:

Owen Blicksilver PR, Inc.

Jennifer Hurson, 845-507-0571

jennifer@blicksilverpr.com